SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: September 23, 2003

URBANFIND, INC.

(Exact Name of Registrant as Specified in its Charter)
Delaware	000-30965	91-1980708
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2009 Iron Street, Bellingham, WA 98225

(Address of principal executive offices)

Registrant's telephone number, including area code: 360-647-3170

_______________________________________________

(Former name or former address, if changed since last report)

Item 6. Resignation of Registrant's Directors and Officers

On September 22, 2003, Robin Lee resigned his positions as sole Director, President, Secretary, Chief Executive Officer and principal financial officer of the Company. Mr. Lee did not resign due to any disagreement with the Company on any matter relating to its operations, policies or practices.

On September 22, 2003, the Company appointed Mr. Hans Boge to stand as the Company's new Director, President, Secretary, Chief Executive Officer and principal financial officer. Mr. Boge possesses a strong background in the design and construction of mining projects and will assist the Company with its potential mineral exploration and mine development projects.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(REGISTRANT)

Sept. 23/03                                        Hans Boge, President

Date                                                     (Name), (Title)